July 19, 2012

Infinity Cross Border Acquisition Corporation

c/o Infinity-C.S.V.C. Management Ltd.

3 Azrieli Center (Triangle Tower)

42nd Floor, Tel Aviv, Israel, 67023

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (“Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between Infinity Cross Border Acquisition Corporation, a British Virgin Islands business company (the “Company”), and EarlyBirdCapital, Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”), of 5,000,000 of the Company’s units (the “Units”), each comprised of one ordinary share, no par value, of the Company (the “Ordinary Shares”), and one warrant exercisable for one Ordinary Share (each, a “Warrant”). The Units sold in the Offering shall be quoted and listed on the Nasdaq Capital Market pursuant to a registration statement on Form F-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P., Infinity I-China Fund (Israel 3), L.P. (the “Sponsors”) and the undersigned individuals, each of whom is a member of the Company’s management team (each, a “Manager” and collectively, the “Managers”), hereby agree with the Company as follows:

1. The Sponsors and Managers hereby agree that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Sponsors and the Managers shall vote all Founder Shares and any Ordinary Shares owned and/or acquired by it (or them) in the Offering or the secondary public market in favor of such proposed Business Combination. The Sponsors and Managers hereby further agree that if the Company seeks to amend its amended and restated memorandum and articles of association, the Sponsors and Managers will have the discretion to vote in any manner they choose.

2. The Sponsors and Managers hereby agree that in the event that the Company fails to consummate a Business Combination within the Applicable Period, the Sponsors and each Manager shall take all reasonable steps to cause the Company to: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but no more than five business days after the expiration of the Applicable Period, redeem the Ordinary Shares sold as part of the Units in the Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, net of taxes payable (less up to $50,000 of net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) cease all operations except for the purposes of any winding up of the Company’s affairs as promptly as reasonably possible following such redemption, subject in the case of (ii) and (iii) above to the Company’s obligations under the laws of the British Virgin Islands to provide for claims of creditors and other requirements of applicable law.

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Each of the Managers, the Sponsors and the Company will not propose any amendment to the Company's amended and restated memorandum and articles of association that would affect the substance or timing of the Company's obligation, as described in Regulation 23 of the amended and restated memorandum and articles of association, to redeem the Ordinary Shares held by Public Shareholders.

Each of the Managers and the Sponsors acknowledges that he, she, or it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. The Sponsors and the Managers hereby further waive, with respect to any Ordinary Shares held by it or them, as the case may be, any redemption rights any of them may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares (although the Sponsors and the Managers shall be entitled to redemption and liquidation rights with respect to any Ordinary Shares (other than the Founder Shares) they hold if the Company fails to consummate a Business Combination within the Applicable Period).

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, none of the Sponsors or the Managers shall: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him, her or it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him, her or it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

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4. In the event of the liquidation of the Trust Account, each of the Sponsors, jointly and severally agree (for the purposes of this paragraph 4, the Sponsors shall be referred to as the “Indemnitors”) to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a Business Combination (a “Target”); provided, however, that such indemnification of the Company by the Indemnitors shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or a Target do not reduce the amount of funds in the Trust Account to below $8.00 per Ordinary Share sold in the Offering (the “Offering Shares”), and provided, further, that only if such third party or Target has not executed an agreement waiving claims against and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Indemnitors shall not be responsible for any liability as a result of any such third party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitors shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Indemnitors shall have the right to defend against any such claim with counsel of their choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitors, the Indemnitors notify the Company in writing that they shall undertake such defense.

5. To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 750,000 Ordinary Shares (as described in the Prospectus), the Sponsors and Managers agree that they shall return to the Company for cancellation, at no cost, the number of Founder Shares held by the Sponsors and Managers determined by multiplying 187,500 by a fraction, (i) the numerator of which is 750,000 minus the number of Ordinary Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 750,000. The Sponsors and Managers further agree that to the extent that: (a) the size of the Offering is increased or decreased and (b) the Sponsors and Managers have either purchased or sold Ordinary Shares or an adjustment to the number of Founder Shares has been effected by way of a share split, share dividend, reverse share split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the Offering, then: (i) the references to 750,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of shares included in the Units issued in the Offering and (ii) the reference to 187,500 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Ordinary Shares that the Sponsors and Managers would have to return to the Company in order to hold 20% of the Company’s issued and outstanding Ordinary Shares after the Offering (assuming the Underwriters do not exercise their over-allotment option).

6. (a) In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each Sponsor and Manager agrees, until the earliest of the Company’s Business Combination or liquidation, he, she or it shall present to the Company for its consideration, prior to presentation to any other entity, any business opportunity with a value of $32 million or more (determined according to commercially reasonable standards), subject to any pre-existing fiduciary or contractual obligations he, she or it might have. Nothing contained herein shall override any Manager’s fiduciary obligations to any entity with which he, she or it is currently directly or indirectly associated or affiliated or by whom he, she or it is currently employed.

(b) Each Sponsor and Manager hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor of its obligations under paragraph 6(a), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

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7. (a) Each of the Managers and the Sponsors acknowledges and agrees that until the earliest of: (i) one year after the completion of the Company’s initial Business Combination or (ii) the Company consummates a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property following consummation of the initial Business Combination (the “Lock-Up Period”), the undersigned shall not, except as described in the Prospectus, (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to the Founder Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Founder Shares, whether any such transaction is to be settled by delivery of the Ordinary Shares or such other securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B); provided, however, if the last sales price of the Company’s Ordinary Shares reaches or exceeds $9.60 for any 20 trading days within any 30-trading day period during the Lock-Up Period, 50% of the Founder Shares will be released from the lock-up and, if the last sales price of the Company’s Ordinary Shares reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during the Lock Up Period, the remaining 50% of the Founder Shares shall be released from the lock-up (as the same may be adjusted for share splits, share dividends, reorganizations, recapitalizations and the like). The provisions of this Section 7(a) shall apply to all dividends on the Ordinary Shares payable in Ordinary Shares or other non-cash property to the Managers and Sponsors. As used herein, the term "Founders Shares" shall be deemed to include such non-cash dividends, if any.

(b) Until after the completion of the Company’s initial Business Combination (the “Warrant Lock-Up Period”), each of the undersigned shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, with respect to the Sponsors Warrants and the respective Ordinary Shares underlying the Sponsors Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Sponsors Warrants and the respective Ordinary Shares underlying the Sponsors Warrants, whether any such transaction is to be settled by delivery of the Ordinary Shares or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

(c) Notwithstanding the provisions of paragraphs 7(a) and 7(b) herein, each of the Managers and the Sponsors may transfer the Founder Shares and/or Sponsors Warrants and the respective Ordinary Shares underlying the Sponsors Warrants (i) to the officers or directors of the Company, any affiliates or family members of any of the Company’s officers or directors, any of the Sponsors, or any affiliates of the Sponsors, including any member of management of any of the Sponsors; (ii) by gift to a member of one of the members of the Sponsor’s immediate family or to a trust, the beneficiary of which is a member of one of the members of the Sponsor’s immediate family, an affiliate of the Sponsors; (iii) in the case of any Manager, by virtue of the laws of descent and distribution upon death of such Manager; (iv) in the case of any Manager, pursuant to a qualified domestic relations order; or (v) by virtue of the laws of jurisdiction of incorporation of Sponsors upon dissolution of such Sponsors; provided, however, that these permitted transferees enter into a written agreement with the Company agreeing to be bound by the forfeiture restrictions and transfer restrictions in paragraphs 7(a) and 7(b) herein, as the case may be.

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(d) Further, each Manager and the Sponsors agrees that after the Lock-Up Period or the Warrant Lock-Up Period, as applicable, has elapsed, the Founder Shares and the Sponsors Warrants and the respective Ordinary Shares underlying such Warrants, shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company, each Manager and the Sponsors each acknowledge that pursuant to that certain registration rights agreement to be entered into among the Company, the Managers and the Sponsors, each of the Managers and the Sponsors may request that a registration statement relating to the Founder Shares, and the Sponsors Warrants and/or the Ordinary Shares underlying the Sponsors Warrants be filed with the Commission prior to the end of the Lock-Up Period or the Warrant Lock-Up Period, as the case may be; provided, however, that such registration statement does not become effective prior to the end of the Lock-Up Period or the Warrant Lock-Up Period, as applicable.

(e) Each Manager, the Sponsors and the Company understands and agrees that the transfer restrictions set forth in this paragraph 7 shall supersede any and all transfer restrictions relating to: (i) the Founder Shares set forth in that certain Securities Purchase Agreement, effective as of April 6, 2011, by and between the Company and the Sponsors, and (ii) the Sponsors Warrants set forth in that certain Second Amended and Restated Sponsors Warrants Purchase Agreement, effective as of July 19, 2012, by and between the Company and the Managers. The Company will direct each of the certificates evidencing the Founder Shares to be legended with the applicable transfer restrictions.

(f) Each of the Sponsors hereby agrees to purchase a pro-rata portion of the Warrants sold in the Offering (“Public Warrants”) for an aggregate of 40% of the Public Warrants, pursuant to a 10b5-1 Plan which shall be established on the effective date of the Offering, which purchases shall commence on the later of 61 days from the effective date of the Offering or when the Public Warrants commence separate trading and terminate on the earlier of such maximum number of Public Warrants being purchased by the Sponsors and Company’s announcement of an initial Business Combination. Each of the Sponsors also agrees to purchase in a tender offer which will occur after the Company’s announcement of an initial Business Combination, the remaining Public Warrants not previously purchased by the Sponsors or their affiliates (the “Sponsor Tender Offer”). Each of the Sponsors further agrees not to tender any of its Public Warrants or Sponsor Warrants in the Sponsor Tender Offer. The Sponsors also agree to deposit with Continental Stock Transfer & Trust Company (“Escrow Account”) $3,450,000 (representing $0.60 per Public Warrant for up to 100% of the Public Warrants. Up to $920,000, representing the purchase price of $0.40 per Public Warrant (including the full exercise of the over-allotment option), shall be transferred from the Escrow Account to a broker administrating the 10b5-1 Plan to purchase Public Warrants. The balance of the funds in the Escrow Account shall be used to purchase Public Warrants in the Sponsor Tender Offer. The Escrow Account will be reduced to the extent the over-allotment option is not exercised or the Sponsors purchase any Public Warrants pursuant to the 10b5-1 plan prior to the announcement of an initial Business Combination. Each of the Sponsors further agrees that in the event the Company is unable to consummate the initial Business Combination, Continental Stock Transfer & Trust Company shall distribute to the holders of the Public Warrants an amount of $0.60 per Public Warrant not previously purchased by the Sponsors, as promptly as reasonably possible, but no more than five business days after the expiration period described in the Company’s prospectus and memorandum and articles of association, at a price of $0.60 per Public Warrant.

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8. Each Manager’s biographical information furnished to the Company is true and accurate in all material respects and does not omit any material information with respect to such Manager’s background. The Manager’s questionnaire furnished to the Company is true and accurate in all material respects. Each Manager represents and warrants that: such Manager is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; such Manager has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such Manager is not currently a defendant in any such criminal proceeding; and neither such Manager nor the Sponsors has ever been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.  As disclosed in the Prospectus, the Sponsors (or affiliates) and/or Managers shall not be entitled to receive any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination other than: up to $400,000 that may be paid to such persons as described in the Prospectus; repayment of an aggregate of $69,940 in loans made to the Company by the Sponsor; repayment of loans made to the Company by the Sponsors or certain of the Company’s officers or directors to fund working capital requirements between the Offering and consummation of the Business Combination as described in the Prospectus; payment of an aggregate of $10,000 per month for office space, secretarial and administrative services pursuant to an Administrative Services Agreement; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination, so long as no proceeds of the Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination, except that the Company may, for purposes of funding its working capital requirements (including paying such expenses), receive from the Trust Account all of the interest income generated on the Trust Account to finance transaction costs in connection with a Business Combination, provided, that, if the Company does not consummate a Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

10. The Sponsors, and each Manager has full right and power, without violating any agreement to which he, she or it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and each Manager, if an officer and/or director of the Company, hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11. As used herein, (i) “Applicable Period” shall mean 18 months from the closing of the Offering (or 21 months of the closing of the Offering if a definitive agreement is executed within 18 months from the closing of the Offering but a Business Combination has not been consummated within such period); (ii) “Business Combination” shall mean the acquisition, share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchase of all or substantially all of the assets of, or engagement in any other similar business combination with one or more businesses or entities; (iii) “Founder Shares” shall mean the 1,437,500 Ordinary Shares of the Company acquired by the Sponsors for an aggregate purchase price of $25,000, prior to the consummation of the Offering; (iv) “Public Shareholders” shall mean the holders of securities issued in the Offering; (v) “Sponsors Warrants” shall mean the Warrants to purchase up to 4,000,000 Ordinary Shares of the Company that are acquired by the Sponsors for an aggregate purchase price of $2.0 million, or $0.50 per Warrant (or up to 4,381,818 Sponsor Warrants if the Underwriters exercise their over-allotment option in full) in a private placement that shall occur simultaneously with the consummation of the Offering; and (vi) “Trust Account” shall mean the trust fund into which a substantially all of the net proceeds of the Offering shall be deposited and that will be held by Continental Stock Transfer & Trust Company, as trustee.

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12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsors, each of the Managers, and each of their respective successors, heirs, personal representatives and assigns.

14. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this Letter Agreement shall be resolved through final and biding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators. Each of the undersigned hereby appoints, without power of revocation, Ellenoff Grossman & Schole LLP, 150 East 42nd Street, 11th Floor, New York, New York 10017, Fax No.: (212) 370-7889, Attn: Douglas Ellenoff, Esq., as its respective agent to accept and acknowledge on its behalf service of any and all process which may be served in any arbitration, action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

15.  Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission.

16. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Period or (ii) the liquidation of the Trust Account; provided, however, that this Letter Agreement shall earlier terminate in the event that the Offering is not consummated and closed by July 25, 2012, provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

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17.  The Sponsors are hereby granted the right (but not the obligation) to purchase up to $10,000,000 of the Ordinary Shares in the open market, if the Company structures the Business Combination to require a shareholder vote and the Company is no longer a foreign private issuer. Such purchases may commence two business days after the Company files a preliminary proxy statement relating to the Business Combination and shall end on the business day immediately preceding the record date for the meeting of shareholders at which such Business Combination is to be approved. These purchases will be made only when the sponsors are not in possession of any material non-public information and will otherwise be subject to applicable law, including Regulation M which may prohibit purchases under certain circumstances. The price per share at which such purchases will be made will not be more than the per-share amount held in the trust account (less taxes payable) as reported in the preliminary proxy statement. These purchases will be made until the earlier of the expiration of the buyback period or until the purchases reach the maximum set by the Sponsors, not to exceed $10,000,000 in total. The Sponsors will not have any discretion or influence over these purchases. Unless the Business Combination is approved by the Public Shareholders, the Sponsors may not resell these shares. However, the Sponsors will be entitled to participate in any liquidating distributions with respect to the Ordinary Shares purchased in the open market in the event the Company does not consummate the Business Combination. In the event the Sponsors do not purchase the full $10,000,000 of Ordinary Shares through open market purchases, the Sponsors shall have the right (but not the obligation) to purchase from the Company Ordinary Shares in a private placement at a purchase price of $8.00 per share until they have spent an aggregate of $10,000,000 in the open market purchases described above and the private placement.

If instead the Company offers redemption under the tender offer rules in connection with the Business Combination, then the Sponsors are hereby granted the right (but not the obligation) to purchase from the Company up to 1,250,000 Ordinary Shares in a private placement at a purchase price of $8.00 per share, for an aggregate of $10,000,000.

In either case, the definitive agreement relating to the private placement will be entered into concurrently with the definitive agreement for the Business Combination, and the closing of the private placement purchase will occur simultaneously with the consummation of the Business Combination. For the purposes of clarity, no commissions, fees or other compensation will be payable in connection with the private placement.

[Signature page follows]

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Sincerely,

Infinity I-China Fund (Cayman), L.P.

By:	/s/ Avishai Silvershatz
Avishai Silvershatz
Managing Partner

Sincerely,

Infinity I-China Fund (Israel), L.P.

By:	/s/ Avishai Silvershatz
Avishai Silvershatz
Managing Partner

Sincerely,

Infinity I-China Fund (Israel 2), L.P.

By:	/s/ Avishai Silvershatz
Avishai Silvershatz
Managing Partner

Sincerely,

Infinity I-China Fund (Israel 3), L.P.

By:	/s/ Avishai Silvershatz
Avishai Silvershatz
Managing Partner

MANAGERS

By:	/s/ Amir Gal-Or
Amir Gal-Or

By:	/s/ Avishai Silvershatz
Avishai Silvershatz

By:	/s/ Kersten Hui
Kersten Hui

Letter Agreement Signature Pages

By:	/s/ Limei Zhao
Limei Zhao

By:	/s/ Mark Chess
Mark Chess

By:	/s/ Mark B. Segall
Mark B. Segall

Letter Agreement Signature Pages

Acknowledged and Agreed:

Infinity cross border acquisition corporation

By:	/s/ Avishai Silvershatz
Avishai Silvershatz
Co-CEO

Letter Agreement Signature Pages